Exhibit 10.7

ABL PLEDGE AND SECURITY AGREEMENT

THIS ABL PLEDGE AND SECURITY AGREEMENT dated as of October 11, 2007 (as amended, restated, supplemented or otherwise modified, this “Security Agreement”) among UNIVAR INC., a Delaware corporation (the “Company”), each of the U.S. Subsidiary Borrowers on the signature pages hereto or that becomes a party hereto pursuant to Section 8.13 (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively as the “Grantors”), and Bank of America, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the Secured Parties.

W I T N E S S E T H :

WHEREAS, the Borrowers are party to the ABL Credit Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among ULIXES ACQUISITION, B.V. (the “Parent”), the Company, the U.S. Subsidiary Borrowers and UNIVAR CANADA LTD. (the “Canadian Borrower”; and together with the U.S. Subsidiary Borrowers and the Company, the “Borrowers” and each entity being a “Borrower”), the lenders or other financial institutions from time to time parties thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent and as Collateral Agent, and the other parties named thereto;

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Revolving Loans, and to provide commitments for the issuance of letters of credit, to the Borrowers (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Cash Management Banks or Hedge Banks that are Secured Parties may from time to time enter into Secured Cash Management Agreements or Secured Hedge Agreements with the Company and/or its Restricted Subsidiaries;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to the Collateral Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the respective Lenders to make their Extensions of Credit to the Borrowers under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Secured Cash Management Agreements and Secured Hedge Agreements with the Company and/or its Subsidiaries, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1.	Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, Chattel Paper, Certificated Security, Commercial Tort Claims, Commodity Contract, Deposit Accounts, Documents, Fixtures, Instruments, Inventory, Letter-of-Credit Right, Securities Account, Security, Security Entitlement and Supporting Obligation.

(c) The following terms shall have the following meanings:

“ABL Controlled Accounts” shall mean, collectively, with respect to each Grantor, (i) all Deposit Accounts and all accounts and sub-accounts relating to any of the foregoing Deposit Accounts and (ii) all cash, funds, checks, notes and Instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition, in each case, which are subject to a control agreement in favor of the Collateral Agent (it being understood that no such account, cash, funds, checks, notes or Instruments shall be deemed to be an “ABL Controlled Account” at any time that such account, cash, funds, checks, notes or Instruments are not subject to a control agreement in favor of the Collateral Agent unless an Event of Default has occurred and is continuing on the date such account or funds would have otherwise ceased to constitute an ABL Controlled Account).

“Applicable Control Agreement” shall mean any Control Agreement in favor of the Collateral Agent as to which the Collateral Agent has agreed in writing that its Control over the ABL Controlled Accounts covered thereby is also for the benefit of the Secured Parties.

“ABL Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble to this Security Agreement.

“Control” shall mean “control,” as such term is defined in Section 9-104 or 9-106, as applicable, of the UCC.

“Control Agreement” shall mean an agreement (which, if in favor of the Collateral Agent, shall be in form reasonably satisfactory to the Collateral Agent) establishing a Person’s Control with respect to any ABL Controlled Account.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party (other than an Agreement with any person who is a Grantor)

under any Copyright now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule 1.

“Copyrights” shall mean, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, including those listed on Schedule 2 and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings and movable trade fixtures now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien, in each case permitted by clauses (e) or (h) of Section 9.2 of the Credit Agreement and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder (except to the extent constituting Commercial Tort Claims) and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: (A) all Copyrights, Trademarks and Patents, and (B) all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) rights, priorities and privileges relating to the Copyrights, the Patents and the Trademarks and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreement” shall have the meaning provided in Section 8.15.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Commodity Contracts of any Grantor.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party (other than an Agreement with any person who is a Grantor) any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including those listed on Schedule 3.

“Patents” shall mean, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and including those listed on Schedule 4 and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” shall mean, as to any Pledgor, the Pledged Securities now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.

“Pledged Debt” shall mean, with respect to any Pledgor, all Indebtedness listed on Schedule 7 hereto together with any other Indebtedness issued to, or held or owned by, any Pledgor hereafter and required to be pledged and evidenced by a promissory note pursuant to Section 8.9 of the Credit Agreement, and all interest, cash, Instruments and other property or Proceeds from time to time received or receivable in respect thereof.

“Pledged Securities” shall mean the collective reference to the Pledged Debt and the Pledged Stock.

“Pledged Stock” shall mean with respect to any Pledgor, the shares of Stock listed on Schedule 7 as held by such Pledgor, together with any other shares of Stock or Stock Equivalents required to be pledged by such Pledgor pursuant to Section 8.9 of the Credit Agreement, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Stock or Stock Equivalents that may be issued or granted to, or held by, such Pledgor while this Security Agreement is in effect, except to the extent excluded from the Collateral pursuant to the last paragraph of Section 2(a) herein.

“Pledgor” shall mean each Grantor with respect to Pledged Securities held by such Grantor and all other Pledged Collateral of such Grantor.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) except to the extent constituting a Commercial Tort Claim, any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Security Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning provided in Section 2(a).

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party (other than an Agreement with any person who is a Grantor) any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule 5.

“Trademarks” shall mean, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule 6 hereto and (ii) all goodwill associated therewith or symbolized thereby.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(d) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(g) References to “Lenders” in this Security Agreement shall be deemed to include affiliates of any Lender that constitute Secured Parties.

2.	Grant of Security Interest.

(a) Each Grantor hereby bargains, conveys, assigns, sets over, mortgages, pledges, hypothecates, grants and transfers to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all Fixtures;

(vi) all General Intangibles;

(vii) all Goods not covered by other clauses in this Section 2(a);

(viii) all Instruments;

(ix) all Intellectual Property;

(x) all Inventory;

(xi) all Investment Property;

(xii) all Letters of Credit and Letter-of-Credit Rights;

(xiii) all Supporting Obligations;

(xiv) all Collateral Accounts and all ABL Controlled Accounts;

(xv) all Pledged Collateral;

(xvi) all books and records pertaining to the Collateral;

(xvii) the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided, that the Collateral for any Obligations shall not include any Excluded Assets with respect to such Obligations.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates and counsel, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Company, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may described the Collateral covered thereby as “all assets”, “all personal property” or words of similar effect. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates and counsel, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the Collateral Agent.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon written request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(c). All certificates or instruments, if any, representing or evidencing the Pledged Collateral shall be promptly delivered to and held by or on behalf of the Collateral

Agent pursuant hereto to the extent required by the Credit Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Each delivery of Pledged Collateral shall be accompanied by a notice to the Collateral Agent describing the Securities theretofore and then being pledged hereunder.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent, as the case may be, as secured party. The Collateral Agent agrees, upon request by the U.S. Parent Borrower, to promptly furnish copies of such filings to the U.S. Parent Borrower.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Notwithstanding anything in this Security Agreement to the contrary, no Grantor shall be required to and neither the Collateral Agent, not its Affiliates, counsel nor any other Person on their behalf is authorized to take any action to perfect the Security Interest of the Collateral Agent in any Excluded Perfection Assets or in any Deposit Account or Securities Account that do not contain any proceeds of Collateral.

3.	Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

3.1 Title. Such Grantor owns its right, title and interest in each item of the Collateral.

3.2 Perfected First Priority Liens.

(a) This Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral (other than Excluded Perfection Assets), subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles. Upon delivery of such Pledged Collateral to the Collateral Agent (or to the Term Collateral Agent as agent for the Collateral Agent for the purposes of perfection) in the State of New York, this Security Agreement shall create a fully perfected Lien on and security interest in the Pledged Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(b) The Security Interests granted pursuant to this Security Agreement (i) will constitute legal, valid and perfected Security Interests in the Collateral (other than Excluded Perfection

Assets as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the completion of the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) delivery of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer to the Collateral Agent or the Term Collateral Agent, acting as agent for the Collateral Agent the purposes of perfection of all Pledged Securities, in accordance with the Intercreditor Agreement, or in blank and (C) completion of the filing, registration and recording of a fully executed agreement in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting United States registered Trademarks, applications for Trademark Registration, Patents, or Patent applications in the United States Patent and Trademark Office (or any successor office) within the three month period (commencing as of the date hereof) and all Collateral (other than Excluded Perfection Assets) constituting United States registered Copyrights in the United States Copyright Office (or any successor office) within one month period (commencing as of the applicable date of acquisition or filing), provided, however, that additional filings may be required to perfect the security interest in any Intellectual Property acquired after the date hereof. Nothing in this Security Agreement shall be deemed to require any Grantor to prepare any documents or otherwise take any action to perfect the Collateral Agent’s security interest in any Intellectual Property outside of the United States.

3.3 Pledged Collateral. Each Grantor represents and warrants as follows:

(a) Schedule 7 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, the Grantor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Stock of such Subsidiary of each class of all Stock of such Subsidiary and (B) the issuer, the initial principal amount or the approximate amount outstanding as of the date hereof, the Grantor and holder, issue date of and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Stock, debt securities and promissory notes constituting part of the Collateral (other than Excluded Perfection Assets). Except as set forth on Schedule 7, the Pledged Stock represents all of the issued and outstanding Stock of each class of Stock in the issuer on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Pledged Collateral pledged or assigned by such Grantor hereunder free and clear of any Lien, except for Liens permitted by the Credit Agreement.

(c) As of the Closing Date, the Pledged Stock pledged by such Grantor hereunder has been duly authorized and validly issued and, in the case of Pledged Stock issued by a corporation, is fully paid and non-assessable.

(d) [Reserved]

(e) [Reserved]

(f) As of the date hereof, no Grantor has knowledge of rights in any Commercial Tort Claim as to which it reasonably expects to recover more than $5,000,000.

4.	Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the Obligations are paid in full and the Commitments are terminated (other than indemnities and other contingent Obligations not then due and payable):

4.1 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and subject to the qualifications described in Section 3.2 shall defend such Security Interest against the claims and demands of all Persons whomsoever other than the holders of Liens permitted by the Credit Agreement.

(b) Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.

(c) Subject to clause (d) below, each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(C)), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interest created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interest created hereby and all applicable documents required under Section 3.2(b)(C), all at the expense of such Grantor.

(d) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that constitute Collateral or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Domestic Subsidiary that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement or this Section 4.1.

4.2 Damage or Destruction of Collateral. The Grantors agree promptly to notify the Collateral Agent if any material portion of the tangible Collateral is damaged or destroyed.

4.3 Notices. Each Grantor will advise the Collateral Agent promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

4.4 Location of Inventory and Equipment. Such Grantor will not move any material portion of Equipment or Inventory outside of the United States other than in the ordinary course of business unless such Grantor takes all action necessary, as reasonably requested by the Collateral Agent, to ensure that the Collateral Agent shall have a valid and perfected Lien in such Collateral under the laws of the foreign jurisdiction to which such Collateral was moved.

4.5 [Reserved]

4.6 Certification of Limited Liability Company, Limited Partnership Interests.

(a) In the event that any Pledged Stock issued by any Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate, the Grantors shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language similar in all material respects to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The Company hereby irrevocably elects that all membership interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation]. Each certificate evidencing partnership/membership interests in the Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b) Each Grantor will comply with Section 8.9 of the Credit Agreement.

4.7 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim as to which it determines that it reasonably expects to recover more than $5,000,000, such Grantor shall promptly upon making such determination sign and deliver documentation reasonably acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Security Agreement in and to such Commercial Tort Claim.

5.	Remedial Provisions.

5.1 Certain Matters Relating to Accounts.

(a) In addition to the rights of the Administrative Agent and Collateral Agent under Section 8.2 of the Credit Agreement, at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts in any manner and through any medium that the Administrative Agent reasonably considers advisable, and each Grantor shall furnish all such reasonable assistance and information as such Agent may require in connection with such test verifications. Such Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party in accordance with the terms of the Credit Documents.

(b) Each Grantor is permitted at all times to collect such Grantor’s Accounts, except that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default in respect of Accounts constituting Collateral. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three (3) Business Days of receipt by such Grantor) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the control of and on terms and conditions reasonably satisfactory to the Collateral Agent subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent, all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts constituting Collateral, including all original orders, invoices and shipping receipts.

(d) Other than in the ordinary course of business or as permitted by the Credit Documents, during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances.

(e) At the reasonable written direction of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, each Grantor shall grant to the Collateral Agent for the benefit of the Secured Parties, to the extent assignable, until termination of this Security Agreement, a non-exclusive, fully paid-up, royalty-free, worldwide license to use or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor; provided, however, that no such license shall be deemed granted to the extent it (i) conflicts with the terms of any agreement to which such Grantor is a party or otherwise bound or (ii) would result in the invalidity, unenforceability or abandonment of any Trademarks. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(f) Nothing in this Section 5.1 or any other section of this Security Agreement shall limit any rights granted to the Administrative Agent or Collateral Agent under Section 8.13 of the Credit Agreement.

5.2 Communications with Credit Parties; Grantors Remain Liable.

(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable written notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts constituting Collateral. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party or the Collateral Agent in accordance with the terms of the Credit Documents.

(b) Upon the written reasonable request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable to the relevant Account creditors under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so instructs any Grantor to do so in writing, all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4 Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall apply the proceeds of any collection, sale or other realization of the Collateral as well as any Collateral consisting of cash held by Collateral Agent pursuant to this Security Agreement, at any time after receipt in the order specified in Section 10 of the Credit Agreement and according to the priorities set forth in the Intercreditor Agreement.

5.5 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable. The Collateral Agent shall be authorized at any such sale (if it deems it reasonably advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s reasonable written request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.5 in accordance with the provisions of subsection 5.4. Additionally, the Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Grantor, to transfer to, or to register in the name of, the Collateral Agent or any of its nominees any or all of the Pledged Collateral.

5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.7 Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith and the Secured Cash Management Agreements and the Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Hedge Agreement or Secured Cash Management Agreement, the Hedge Bank or Cash Management Bank party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Borrower or any Grantor or any other Person or any release of any Borrower or any Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.8 Matters Relating to Pledged Collateral.

(a) Subject to paragraph (c) below, so long as no Event of Default shall have occurred and be continuing and except in the case of a bankruptcy default, the Collateral Agent shall have given the Grantors prior written notice of its intent to exercise its rights under this Security Agreement:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Security Agreement or the other Credit Documents, and applicable law.

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) below, each Grantor shall be entitled to receive and retain and use, free and clear of the Lien of this Security Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Pledged Collateral to the extent permitted by the Credit Agreement, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Stock or Stock Equivalents of the issuer of any Pledged Stock or received in exchange for Pledged Stock or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c) Upon written notice to a Grantor by the Collateral Agent following the occurrence and during the continuance of an Event of Default,

(i) all rights of such Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5.8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Grantor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 5.8(a)(i) (and the obligations of the Collateral Agent under Section 5.8(a)(ii) shall be reinstated);

(ii) all rights of such Grantor to receive the dividends, distributions and principal and interest payments that such Grantor would otherwise be authorized to receive and retain pursuant to Section 5.8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Collateral Agent shall repay to each Grantor (without interest) all dividends, distributions and principal and interest payments that such Grantor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 5.8(b) to the extent such amounts have not been applied to repay Obligations;

(iii) all dividends, distributions and principal and interest payments that are received by such Grantor contrary to the provisions of Section 5.8(b) shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Grantor and shall forthwith be delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements); and

(iv) in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 5.8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 5.8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 5.8(c)(ii) and (c)(iii) above, such Grantor shall, if necessary, upon reasonable written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may in writing, reasonably request.

6.	The Collateral Agent.

6.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby appoints, in its capacity as a Credit Party, which appointment is irrevocable and coupled with an interest, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or reasonably desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without written notice to or assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account that constitutes Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may in writing, reasonably request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance in respect of Collateral required to be maintained by such Grantor pursuant to Section 8.3 of the Credit Agreement;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate;

(xii) assign any Copyright, Patent or Trademark constituting Collateral (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise, without written notice, any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may during the continuance of an Event of Default perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until the payment in full of the Obligations and the Commitments are terminated (other than indemnities and other contingent Obligations not then due).

6.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct.

6.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4 [Reserved]

6.5 Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a) This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, endorsees, transferees and assigns until all Obligations under the Credit Documents (other than any contingent Obligations not then due) and the Obligations of each Grantor under this Security Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement and any Secured Cash Management Agreements and Secured Hedge Agreement the Credit Parties may be free from any Obligations.

(b) A Subsidiary Grantor shall automatically be released from its obligations hereunder if it ceases to be a U.S. Subsidiary Borrower in accordance with Section 12.1 of the Credit Agreement.

(c) The Security Interest granted hereby in any Collateral shall automatically and without further action be released (i) to the extent provided in Section 12.1 of the Credit Agreement, (ii) upon any sale, transfer or other disposition to any Person (other than a Grantor) not prohibited by the Credit Agreement, (iii) upon the effectiveness of any written consent to the release of the Security Interest granted hereby in such Collateral pursuant to Section 12.1 of the Credit Agreement and (iv) with respect to any assets constituting Collateral other than ABL Priority Collateral, so long as no Event of Default has occurred and is continuing, upon such assets being released from the Liens created under the Term Credit Documents. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and Security Interest created hereby.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6 Reinstatement. Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7.	Collateral Agent As Agent.

(a) Bank of America, N.A. has been appointed to act as the Collateral Agent under the Credit Agreement, by the Lenders under the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement and the Credit Agreement.

(b) The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to Section 11.9 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Security Agreement; removal of the Collateral Agent shall also constitute removal under this Security Agreement; and appointment of a Collateral Agent pursuant to Section 11.9 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Security Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 11.9 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Security Agreement, and the retiring or removed Collateral Agent under this Security Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Collateral Agent hereunder.

(c) The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Secured Cash Management Agreement or Secured Hedge Agreement the obligations under which constitute Obligations, unless it shall have received written notice in form and substance reasonably satisfactory to the Collateral Agent from a Grantor or any such Secured Party as to the existence and terms of the applicable Secured Cash Management Agreement or Secured Hedge Agreement.

8.	Miscellaneous.

8.1 Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Administrative Agent in accordance with Section 12.1 of the Credit Agreement.

8.2 Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 12.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 12.2 of the Credit Agreement.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 [Reserved]

8.5 Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the Credit Agreement.

8.6 Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

8.7 Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Security Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Security Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Security Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

8.8 Section Headings. The Article and Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9 Integration. This Security Agreement together with the other Credit Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

8.10 GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER CREDIT DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11 Submission To Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally.

(a) submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which such Person shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

8.12 Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

8.13 Additional Grantors. Each Domestic Subsidiary of the Company that is required to become a party to this Security Agreement pursuant to Section 8.8 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex B hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.15 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions of the Intercreditor Agreement, dated as of October 11, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”). Bank of America, N.A., as Collateral Agent and the Collateral Agent and certain other Persons party or that may become party thereto from time to time, and consented to by the Grantors identified therein. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Security Agreement with respect to the Collateral, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

UNIVAR INC.

By:

	Name:	B. McNAMARA
	Title:	V.P. & Treasurer

CHEMPOINT.COM INC.

By:

	Name:	B. McNAMARA
	Title:	AUTHORIZED SIGNATORY

UNIVAR USA INC.

By:

	Name:	B. McNAMARA
	Title:	ASSISTANT TREASURER

UNIVAR NORTH AMERICA CORPORATION

By:

	Name:	B. McNAMARA
	Title:	TREASURER

CHEMCENTRAL INTERNATIONAL SERVICES CORPORATION

By:

	Name:	B. McNAMARA
	Title:	SECRETARY AND ASSISTANT TREASURER

ABL U.S. Pledge and Security Agreement

BANK OF AMERICA, N.A., as
Collateral Agent

By:

	Name:	Christopher Godfrey
	Title:	Senior Vice President

U.S. Pledge and Security Agreement (ABL)

ANNEX A TO THE

SECURITY AGREEMENT

SUPPLEMENT NO. [     ] dated as of [             ], to the Security Agreement dated as of October 11, 2007 (the “Security Agreement”) among UNIVAR INC., a Delaware corporation (the “Company”), each Domestic Subsidiary of the Company listed on the signature pages thereto (each such Subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”: the Subsidiary Grantors and the Company are referred to collectively herein as the “Grantors”). BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) under the Security Agreement referred to below.

A. Reference is made to the Credit Agreement dated as of October 11, 2007 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among ULIXES ACQUISITION, B.V. (the “Parent”), the Company, the U.S. Subsidiary Borrowers, UNIVAR CANADA LTD., (together with the Company and the U.S. Subsidiary Borrowers, the “Borrowers”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”) and the Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the respective Lenders to make their respective Extensions of Credit to the Borrowers under the Credit Agreement and to induce one or more Cash Management Banks or Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedge Agreements with the Company and/or its Subsidiaries. Pursuant to Section 8.1(i) of the Credit Agreement, the Parent has agreed to deliver to the Collateral Agent a written supplement substantially in the form hereof with respect to any additional material Copyrights, Patents, and Trademarks that are registered (or for which an application to register such items has been filed) with the United States Patent and Trademark Office or United States Copyright Office (or any successor to such office) and any material Copyright Licenses, Patent Licenses, and Trademark Licenses and Pledged Collateral acquired by any Grantor after the date of the Security Agreement constituting Collateral. The Grantors have identified the additional material Copyrights, Patents, and Trademarks that are registered (or for which an application to register such items has been filed) with the United States Patent and Trademark Office or United States Copyright Office (or any successor to such office) and any material Copyright Licenses, Patent Licenses, and Trademark Licenses set forth on Schedule I, II, III, IV, V, VI and VII hereto. The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office.

A-1

Accordingly, the Collateral Agent and the Grantors agree as follows:

SECTION 1. (a) Schedule 1 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule I hereto, (b) Schedule 2 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule II hereto, (c) Schedule 3 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule III hereto, (d) Schedule 4 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule IV hereto, (e) Schedule 5 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule V hereto, (f) Schedule 6 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule VI hereto and (g) Schedule 7 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule VII hereto.

SECTION 2. Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Intellectual Property set forth in Schedules I, II, III, IV, V, VI and VII hereto. Each Grantor hereby represents and warrants that the information set forth on Schedules I, II, III, IV, V, VI and VII hereto is true and correct in all material respects.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[A-2]

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 12.2 of the Credit Agreement. All communications and notices hereunder to each Grantor shall be given to it in care of the Company at the Company’s address set forth Section 12.2 of the Credit Agreement.

[A-3]

SCHEDULE I

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

COLLATERAL

Legal Name	Type of Entity	Organizational Number	Address	Federal Taxpayer Identification Number	State/Province of Formation
Univar Inc.	Corporation	0807260	Suite 2200 500 108th Avenue North East Bellevue, Washington 98004 USA	58-1217944	Delaware
Univar North America Corporation	Corporation	2415703	Suite 2200 500 108th Avenue North East Bellevue, Washington 98004 USA	91-0816142	Washington
Univar Canada Ltd.	Corporation	171827	9800 Van Home Way Richmond, British Columbia V6X 1W5	N/A	British Columbia, Canada

Univar USA Inc.	Corporation	2-375665-3	17425 NE Union Hill Redmond, WA 98052 USA	91-1347935	Washington
CHEMCENTRAL International Services Corporation	Corporation	6457-9495	7050 West 71st Street Bedford Park, Illinois 60638	20-4001500	Illinois
ChemPoint.com Inc.	Corporation	C10772-1999		91-1971926	Nevada

SCHEDULE II

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

COPYRIGHT LICENSES

None

SCHEDULE III

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

COPYRIGHTS

Owner	Title	Registration Number
Van Waters & Rogers Inc	VW7R Specimen Slide Collection	VA 989-923

SCHEDULE IV

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

PATENT LICENSES

None

SCHEDULE V

TO SUPPLEMENT NO.     TO THE

SECURITY AGREEMENT

PATENTS

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION
Univar USA Inc.	US06/039759	Catalyst Testing Unit

SCHEDULE VI

TO SUPPLEMENT NO.     TO THE

SECURITY AGREEMENT

TRADEMARKS

US Trademarks

OWNER	REGISTRATION NUMBER	MARK
ChemPoint.com Inc	2187747	SURESTOCK
Univar North America Corporation	2559430	CHEMPOINT.COM
Univar North America Corporation	2442631	CHEMPOINT.COM AND DESIGN
Univar North America Corporation	2459904	MASTERLINE
Univar North America Corporation	2714133	MASTERLINE
Univar North America Corporation	1961375	REMOTESENTRY
Univar North America Corporation	1961411	REMOTESENTRY AND DESIGN
Univar North America Corporation	2752608	THE UNIVAR HEXAGON
Univar North America Corporation	1724817	UNIVAR
Univar USA Inc.	2444845	BALER’S CHOICE
Univar USA Inc.	2612703	BE ANDDESIGN
Univar USA Inc.	2917945	GOT WASTE?
Univar USA Inc.	579413	GUARDSMAN
Univar USA Inc.	839411	ICE BITE and Design
Univar USA Inc.	1663154	LIQUICHLOR
Univar USA Inc.	2836063	MOZEL
Univar USA Inc.	2836064	MOZEL and Design
Univar USA Inc.	1748897	CHEMCARE
Univar USA Inc.	1847988	CHEMCARE
Univar USA Inc.	1522121	CHEMCARE & Design
Univar USA Inc.	513636	CHEMCARE & Design
Univar USA Inc.	2806621	CHEMCARE BARRELSLOGO
Univar USA Inc.	1688536	PERFORMANCE POLYMERS
Univar USA Inc.	2908192	PERFORMANCE POLYMERS

Foreign Trademarks (Canada)

Owner	Registration No.	Trademark
Univar Canada Ltd.	TMA514174	DIRECT LINK
Univar Canada Ltd.	TMA525035	TRUE NORTH & DESIGN
Univar Canada Ltd.	TMA474788	CHEMCARE
Univar Canada Ltd.	TMA397290	VW&R & DESIGN
Univar Canada Ltd.	TMA382337	VAN WATERS & ROGERS LTD.
Univar Canada Ltd.	TMA381470	CHEMCARE & DESIGN
Univar Canada Ltd.	TMA234127	VANOL
CHEMCENTRAL Corporation/Canada	TMA279586	CHEMCENTRAL AND DESIGN
Van Waters & Rogers Ltd.[1]	TMA432086	GUARDSMAN
Van Waters & Rogers Ltd.	TMA416080	GUARDSMAN & Design

Applications:

Owner	Application No.	Trademark
Univar Canada Ltd.	866931-1	DIRECT LINK

[1]	Van Waters & Rogers Ltd. is a predecessor name of Univar Canada Ltd.

SCHEDULE VIi

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

PLEDGED DEBT

None

PLEDGED SECURITIES

Company	Legal Entities/Equity Interests Owned By Company	Certificate No.	No. Shares/Authorized/Issued/ of Company	Percentage Pledged
Univar Inc.	Univar North America Corporation	# 13 # 12	Authorized Shares 1000 common stock shares Issued Shares: 308 common stock shares held by Univar NV 160 common stock shares held by Ellis & Everard Finance Treasury Shares: 373 common stock shares	0%

Univar North America Corporation	Univar USA Inc. ChemPoint.com Inc. Univar Canada Ltd.	# 1	Authorized Shares 100 common stock shares Issued Shares 100 common stock shares held by Univar Inc.	100%

Univar Canada Ltd.	None	# 1	Authorized Shares: 50,000 common stock shares Issued Shares: 627 common stock shares held by Univar North America Corporation	65%

Company	Legal Entities/Equity Interests Owned By Company	Certificate No.	No. Shares/Authorized/Issued/ of Company	Percentage Pledged
Univar USA Inc.	WPTE, Inc. CHEMCENTRAL International Services Corporation CHEMCENTRAL Global Holding Corporation Bedford Insurance Limited For the following entities see below for percentage owned; Servitas Calidad, SA de CV Atlas Hytec, SA de CV Sistemas Ecologicos Para El Control de Plagas, SA de CV Hazardserv, SA de CV (Mexico)	# 2	Authorized Shares: 50,000 common stock shares. Issued Shares: 2 common stock shares held by Univar North America Corporation	100%

Company	Legal Entities/Equity Interests Owned By Company	Certificate No.	No. Shares/Authorized/Issued/ of Company	Percentage Pledged
ChemPoint.com Inc.	None	# 002	Authorized Shares 1000 common stock shares Issued Shares: 100 common stock shares held by Univar North America Corporation	100%

Atlas Hytec, SA de CV (Univar IC business)	None	# 2-B

Outstanding Shares:

400 Common Stock shares outstanding

59 series A common stock shares held by Univar USA Inc.

80 series B common stock shares held by Univar USA Inc.

1 Series A common stock share held by Univar North America Corporation

				65% 260 series B shares held by Univar USA Inc. to be pledged

Company	Legal Entities/Equity Interests Owned By Company	Certificate No.	No. Shares/Authorized/Issued/ of Company	Percentage Pledged
Sistemas Ecologicos Para El Control de Plagas, SA de CV (Univar PPS business)	None	# 7-B	4,170,748 shares of common stock outstanding 5999 series A common stock shares held by Univar USA Inc.	65% 2,710,986 series B common stock shares held by Univar USA Inc. to be pledged

1,453,762 series B common stock shares held by Univar USA Inc.

1 series A common stock share held by Univar North America Corporation

Hazardserv, SA de CV (Mexico)	None	# 7	Authorized Shares 100 common stock shares Outstanding Shares 50 common stock shares	65% 32 common stock shares held by Univar USA Inc. to be pledged

Issued Shares: 49 common stock shares held by Univar USA Inc.

1 common stock share held by Peter Heinz

Company	Legal Entities/Equity Interests Owned By Company	Certificate No.	No. Shares/Authorized/Issued/ of Company	Percentage Pledged
Servitas Calidad, SA de CV (service company for Sistemas)	N/A	# 8-B	Authorized Shares: 100,000 common stock shares Outstanding Shares: 50,00 common stock shares Issued Shares: 49,999 common stock shares held by Univar USA Inc. 1 common stock share held by Peter Heinz	65% 32,500 common stock shares held by Univar USA Inc. to be pledged

CHEMCENTRAL de Mexico, SA de CV	N/A	# 15	Outstanding Shares: 120 shares of common stock Issued Shares: 41 shares of common stock held by CHEMCENTRAL Corporation[2] 1 share of common stock held by Mark Hacas	65% 78 shares of common stock held by CHEMCENTRAL Corporation to be pledged.

[2]	On October 1, 2007, CHEMCENTRAL Corporation merged into Univar USA Inc., with Univar USA Inc. being the surviving entity. The shares of CHEMCENTRAL de Mexico, SA de CV are issued under the name CHEMCENTRAL Corporation.

Company	Legal Entities/Equity Interests Owned By Company	Certificate No.	No. Shares/Authorized/Issued/ of Company	Percentage Pledged
CHEMCENTRAL Servicios S.A. de CV	N/A	# 3	Outstanding Shares 5 shares of common stock Issued Shares 1 share of common stock held by CHEMCENTRAL Americas Holding Corporation 1 share of common stock held by Mark Hacas	65% 3 shares of common stock held by CHEMCENTRAL Americas Holding Corporation to be pledged

CHEMCENTRAL International Services	N/A	# 7	Authorized Shares: 1000 common stock shares Issued Shares: 400 common stock shares held by Univar USA Inc.	100%

CHEMCENTRAL Australia Pty Ltd.	N/A	# 2 # 3	Authorized Shares: 100 common stock shares Issued Shares: 100 shares of common stock held by CHEMCENTRAL Asia-Pacific Corporation	65%

Entity Issuing Shares	Entity to which shares issued, or which receives transferred shares	No. of shares issued	Share Certificate #	% of Shares Pledged
US Newco (a/k/a Univar Inc.)	Monaco NV	100 shares common stock (out of 1,000 authorized)	1

US Newco (a/k/a Univar Inc.)	Monaco NV	34.4 shares of common stock	2

US Newco (a/k/a Univar Inc.)	Monaco NV	21 shares of common stock	3

US Newco (a/k/a Univar Inc.)	Monaco NV	40.6 shares of common stock	4

TOTAL		AUTHORIZED SHARES 1,000 ISSUED SHARES 196		0%

UK Newco (a/k/a Ulixes Limited	Univar Inc.	65 shares of common stock	#2	65% shares held by Univar Inc. in Ulixes Limited to be pledged.

UK Newco (a/k/a Ulixes Limited	Univar Inc.	35 shares of common stock	#3